UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 1, 2009, Verenium Corporation (“Verenium”) entered into Convertible Note Amendment Agreements (the “Amendment Agreements”) with certain holders of its 8% Senior Convertible Notes due April 1, 2012 which were initially issued in February of 2008 (the “8% Notes”) to modify certain terms of such notes. Verenium has disclosed in its prior filings with the Securities and Exchange Commission (the “Commission”) certain information regarding the 8% Notes. Pursuant to the terms of the 8% Notes, such notes may be amended and restated with the written consent of the holders representing at least 66.67% of the 8% Notes outstanding (the “Required Holders”). As of July 1, 2009, there was approximately $29.5 million aggregate principal amount of the 8% Notes outstanding and Verenium has to date entered into the Amendment Agreements with the holders of approximately $20.6 million or 69.7% of the 8% Notes. Lazard Middle Market LLC acted as financial advisor for this transaction.

The Amendment Agreements provide for, among other things:

•	the amendment and restatement of all the outstanding 8% Notes (collectively, the “Note Amendment”) to include, without limitation, the following changes:

•	lowering the conversion price from the current $2.13 to $1.74;

•	clarifications for the provisions that provide for interest and make-whole payments to be made in shares of Verenium’s common stock, subject to certain restrictions;

•	modification of the anti-dilution protections from full ratchet to, in most cases, a version of broad-based weighted average, subject to certain limitations; and

•

modification of certain covenants intended to provide Verenium with greater flexibility to engage in certain financing and other strategic transactions, including the ability to incur indebtedness or liens, engage in restructuring transactions involving its 5.50% Convertible Senior Notes due 2027 and engage in certain asset sales; and

•

a relinquishment by the holders of the 8% Notes who signed Amendment Agreements of certain rights and potential rights related to conversions of 8% Notes and payments made by the Company with respect thereto prior to July 1, 2009.

Subject to certain limited customary closing conditions set forth in the Amendment Agreements, the Note Amendment is expected to be effective automatically and without any further action at 8:00 a.m., New York time, on the first to occur of (a) July 6, 2009, and (b) the first business day following receipt by Verenium of fully executed Amendment Agreements from all remaining holders of 8% Notes. As previously disclosed in Verenium’s Commission filings, one remaining holder of 8% Notes that currently holds less than $4 million in aggregate principal amount is a party to a pending lawsuit against Verenium, whereby that holder now also seeks declaratory judgment that its 8% Notes may not be amended by the Required Holders without that holder’s consent.

A copy of the form of Amended and Restated Convertible Note and form of Convertible Note Amendment Agreement are attached as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference. The foregoing descriptions of these documents do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed in Verenium’s prior filings with the Commission, adjustments to the conversion price of the 8% Notes results in the issuance of additional unregistered equity securities upon conversion. As described above, in connection with the Note Amendment, the conversion price of all the outstanding 8% Notes will be lowered from $2.13 to $1.74. As of July 1, 2009, there was approximately $29.5 million in aggregate principal amount of 8% Notes outstanding. The make-whole payment obligations for the amended and restated 8% Notes remains consistent with the related descriptions included in Verenium’s prior filings with the Commission.

Forward Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include statements related to the Note Amendment, the modifications to the 8% Notes and certain intended benefits from those modifications, the application of the Note Amendment to all the outstanding 8% Notes and the effectiveness of the Note Amendment, as well as to Verenium’s operations, capabilities, commercialization activities, target markets, cellulosic ethanol facilities, financial position and financing plans and objectives, all of which are prospective. Such statements are forward-looking, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with the satisfaction of the closing conditions set forth in the Amendment Agreements, risks related to any challenge of the Note Amendment, including without limitation any challenge by any regulatory agency or by any of the noteholders that have not yet entered into Amendment Agreements and consented to the Note Amendment (and in particular, the noteholder party to the ongoing lawsuit described above), risks associated with Verenium’s new and uncertain technologies, risks associated with the costs, labor requirements and labor availability associated with Verenium’s demonstration plant, risks associated with Verenium’s ability to obtain additional capital, risks associated with Verenium’s dependence on, and protection and enforcement of, patents and proprietary rights, technological, regulatory, competitive and other risks related to development, production, and commercialization of cellulosic ethanol and other biofuels and the commercial prospects of those industries, Verenium’s dependence on existing collaboration, manufacturing, and/or license agreements, Verenium’s ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercialized products, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the United States or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in Verenium’s filings with the Commission, including, but not limited to, its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other subsequent filings with the Commission. These forward-looking statements speak only as of the date hereof. Verenium expressly disclaims any intent or obligation to update such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Amended and Restated 8% Senior Convertible Note due April 1, 2012

10.2	Form of Convertible Note Amendment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: July 1, 2009	By:	/s/ Gerald M. Haines II
	Name:	Gerald M. Haines II
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description
10.1	Form of Amended and Restated 8% Senior Convertible Note due April 1, 2012

10.2	Form of Convertible Note Amendment Agreement